UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2024

PureCycle Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40234	86-2293091
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5950 Hazeltine National Drive, Suite 300
Orlando, Florida		32822
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877 648-3565

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement.

On May 7, 2024, PureCycle Technologies LLC (“PCT LLC”), a Delaware limited liability company and an indirect wholly owned subsidiary of PureCycle Technologies, Inc. (the “Company”), a Delaware corporation, and Pure Plastic LLC (“Pure Plastic”), a Delaware limited liability company, executed a bond purchase agreement (as subsequently amended and restated to reflect the appropriate denomination of bonds, the “Amended and Restated Bond Purchase Agreement”), whereby Pure Plastic purchased approximately $94.3 million in aggregate par amount of Bonds owned by PCT LLC (the “Purchased Bonds”), including (i) a portion of the Series 2020A Bonds, (ii) all of the Series 2020B Bonds, and (iii) all of the Series 2020C Bonds, at a purchase price of $800 per $1,000 principal amount of the Purchased Bonds. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Amended and Restated Bond Purchase Agreement. Affiliates of Pure Plastic are greater than 5% beneficial owners of the Company.

On May 28, 2024, PCT LLC and Pure Plastic executed that certain First Amendment to Amended and Restated Bond Purchase Agreement (“First Amendment”) whereby Exhibit A to the Amended and Restated Bond Purchase Agreement was replaced with Exhibit A-3 to the First Amendment to facilitate the transfer by the Depository Trust Company of certain of the Purchased Bonds. The total amount of the Purchased Bonds and the cash due from Pure Plastic to PCT LLC remains the same. Except as summarized above and as set forth in the First Amendment, PCT LLC and Pure Plastic each acknowledged and reaffirmed the terms of the Amended and Restated Bond Purchase Agreement in the First Amendment.

The foregoing description of the First Amendment to Amended and Repurchased Bond Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the First Amendment to Amended and Restated Bond Purchase Agreement, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	First Amendment to Amended and Restated Bond Purchase Agreement, dated as of May 28, 2024, by and between Pure Plastic LLC and PureCycle Technologies, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureCycle Technologies, Inc.

Date:	June 3, 2024	By:	/s/ Jaime Vasquez
Jaime Vasquez, Chief Financial Officer